UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 6, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01:  Regulation FD Disclosure.

On Friday, April 6, 2007, the Centers for Medicare and Medicaid (“CMS”) Healthcare Common Procedure Coding System (“HCPCS”) Workgroup issued a preliminary positive decision granting a request by DexCom, Inc. (“DexCom”) to establish HCPCS codes for its continuous glucose monitoring devices.  A meeting will be held on May 1, 2007 at CMS to provide a forum for the general public to provide additional input related to the CMS HCPCS Workgroup’s preliminary decision, however final HCPCS coding decisions are not made at this meeting.  DexCom notes that preliminary decisions are not final or binding upon CMS or any private payer and are subject to change.

Final decisions are expected to be published in the Federal Register in late October or early November 2007 and, if issued, HCPCS codes for continuous glucose monitoring devices would become effective on January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.
By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Vice President of Legal Affairs

Date:  April 9, 2007